TI / Wintegra Confidential

Memorandum of Understanding between Wintegra, Inc.
and Texas Instruments Incorporated

This Memorandum of Understanding (“MOU”) is entered into as of April 20, 2005, (the “Effective Date”), by and between Wintegra, Inc., a Delaware corporation, with principal offices located at 6850 Austin Center Blvd., Suite 215, Austin, Texas 78731, Wintegra Ltd., a company incorporated under the laws of Israel with its principal place of business located at 6 Hamasger St. P.O. Box 3048, 43653 Ra’anana Israel (Wintegra, Inc. and Wintegra, Ltd shall be referred to as “Wintegra”) and Texas Instruments Incorporated, a Delaware corporation with principal offices located at 12500 TI Boulevard, Dallas, Texas 75243 (“TI”).

TI and Wintegra agree that, except for this paragraph and paragraphs 9 through 15 hereof (the “Binding Commitments”), this MOU reflects only a statement of intent for TI and Wintegra to grant TI a license to develop products that integrate Wintegra IP into TI products and does not constitute a binding agreement. Such a binding agreement will arise only if and when all material rights, obligations, terms and conditions have been set forth in a License Agreement executed by both parties. If either party chooses to develop any product or technology prior to execution of a License Agreement, it does so solely at its own risk. All agreement drafts, “terms sheets”, memoranda and other communications respecting a proposed License Agreement or activities related thereto prepared or exchanged in the course of negotiations, even if signed by one party or both parties will be considered preliminary and will not be legally binding unless expressly incorporated into a final License Agreement. Following execution of this MOU and continuing for its term, TI and Wintegra will promptly undertake to negotiate in good faith the terms and conditions of a License Agreement. Unless expressly noted to the contrary, nothing herein or in such a final executed License Agreement shall supercede, preempt or replace any other agreements between TI and Wintegra, and for clarity and without limitation, the parties hereto agree and understand that the licenses and royalty scheme proposed pursuant to this MOU shall not apply to any rights that TI has or may gain to Wintegra IP pursuant to other agreements between the parties.

1.           Introduction

This MOU sets out the common interests of TI and Wintegra in granting TI a license to independently develop, manufacture or have manufactured, distribute, offer for sale and sell TI Devices that incorporate Wintegra IP. The terms of this MOU set forth TI and Wintegra’s relationship until the details of a complete License Agreement are worked out and signed.

2.           Definitions

2.1           “Average Selling Price” shall mean the average price received by TI for the sale of a TI Device in the quarter for which royalties are being calculated under this Agreement less adjustments for taxes, shipping and handling and any other similar adjustments.

2.2           “Intelligent Gates” shall mean the number of gates on a device calculated by subtracting the memory and I/O pads from the total gate count on such device. Also excluded from such intelligent gates count are gates to which TI has an independent right to distribute such gates such as those from MIPS Technologies and other third parties that may be part of the TI Device.

TI / Wintegra Confidential

2.3           “TI Device” shall mean a device manufacture by or for TI that contains proprietary Wintegra IP such that [†] on such device are proprietary Wintegra IP.

2.4           “Wintegra IP” shall mean the circuits and modules designed by and proprietary to Wintegra that are provided to TI by Wintegra. The exact scope of the Wintegra IP shall be scheduled in an exhibit to the Final License Agreement and shall include the Wintegra software packages listed in Exhibit 1 to this MOU.

2.5           “Wintegra IP Rights” shall mean all applicable patents, mask works, copyrights, trade secrets and other intellectual property rights in all countries of the world that Wintegra owns or controls during the term of this MOU.

3.           License Grant

Subject to Section 4, Wintegra shall grant TI a worldwide, non-exclusive, non-transferable license under any and all Wintegra IP Rights to use the Wintegra IP to (i) make copies, prepare derivative works, display, and otherwise use the Wintegra IP for the purpose of designing, developing, making, having made, and supporting TI Devices and (ii) make, use, sell, offer to sell, import, export, and otherwise distribute or transfer TI Devices.

4.           Royalties

4.1           Base Royalty Rate

TI shall pay Wintegra quarterly royalties based on its sales of TI Devices [†] based on the following formula:

[†]	=	[†]	x	[†]	x	[†]

4.2 [†]

[†]

4.3           One Time Buyout Fee Option

A one time “buyout” fee for use of certain intellectual property will also be an option to be considered and negotiated in good faith by both Parties should the economics better fit the business situation.

__________________________

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

TI / Wintegra Confidential

4.4           Up-Front License Fee Option

[† ] will also be an option to be considered and negotiated in good faith by both parties should economics better fit the situation.

5.           Intellectual Property

5.1           The parties agree that Wintegra owns all right, title and interest in and to all Wintegra Intellectual Property (patents, copyrights, trade secrets, and other intellectual property rights) existing before initiation of this endeavor or developed independently of the endeavor by Wintegra and that the Agreement will not affect or impair Wintegra’s continued ownership of all right, title and interest in such Pre-existing Wintegra IP.

5.2           The parties agree that TI owns all right, title and interest in and to all TI Intellectual Property (patents, copyrights, trade secrets and other intellectual property rights) existing before initiation of this endeavor or developed independently of the endeavor by TI and that the Agreement will not affect or impair TI’s continued ownership of all right, title and interest in such Pre-existing TI Intellectual Property subject to Wintegra’s interest in the Wintegra IP. The parties further agree that TI owns all right, title and interest in and to all the intellectual property in the TI Devices except for the Wintegra IP in such TI Devices.

5.3           Ownership, title, and rights to any Intellectual Property (patents, copyrights, trade secrets, and other intellectual property rights) that is to be jointly developed by the Parties pursuant to this endeavor (if any), will be addressed by the Parties in the final executed License Agreement between the Parties, but it is contemplated that some form of joint ownership of such items would be appropriate.

6.           Indemnification

Wintegra shall defend TI and it customers against any claim, suit or proceeding brought against either TI or its customers and shall indemnify and hold TI and its customers harmless against all damages, liabilities and costs incurred or awarded against TI or its customers, or agreed to by in settlement or compromise, insofar as such claim, suit or proceeding is based on an allegation that the Wintegra IP when used as licensed herein infringes any copyright, mask right, or patent or constitutes misappropriation of any trade secret; provided that Wintegra is promptly notified of such claim, suit or proceeding, given all evidence in TI’s possession, custody or control and given reasonable assistance in and sole control of the defense and all negotiations for its settlement or compromise. Notwithstanding the foregoing, TI shall be entitled, at its expense, through counsel of its choosing, to participate in the defense and settlement of any claim, suit, or proceeding, and no settlement adversely affecting TI’s rights or activities, or requiring payment by TI, shall be entered into without TI’s prior written approval.

__________________________

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

TI / Wintegra Confidential

7.           Maintenance and Support

Wintegra shall provide TI with maintenance and support on the Wintegra IP [†]. Such maintenance and support shall include the following: (i) providing TI with all updates and upgrades to the Wintegra IP as soon as such updates and upgrades are first made available to any other party, (ii) making a qualified Wintegra engineer available to answer TI’s questions during normal business hours, (iii) providing prompt error and bug correction when such errors and bugs are reported to Wintegra by TI, and (iv) working with TI to determine whether any problems that TI encounters in TI Devices is the result of Wintegra IP and working to resolve such issues where identified.

8.           Independent Development

Nothing in this Agreement will be construed as a representation or agreement by either party that it will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied herein, provided that neither party violates any of its obligations under this Agreement in connection with such development.

9.           MOU Costs and Expenses

Each party will bear its own costs and expenses with regard to all negotiations and activities relating to the subject of this MOU.

10.           Protection of Information

During the term of this MOU, the parties agree to use reasonable efforts (a) to avoid public disclosure of the substance of their negotiations, and (b) to limit all internal communications of information concerning the subject of the negotiations to those employees and advisors to whom such information needs to be disclosed for the negotiations to be properly conducted.

If negotiations result in a License Agreement, then the License Agreement may contain different terms and conditions respecting confidentiality.

__________________________

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

TI / Wintegra Confidential

11.           Liability Limitations

11.1           The parties agree to use commercially reasonable efforts in their performance of this MOU. No guarantees of any kind are made as to the outcome of these efforts.

11.2           No party will make a claim against, or be liable to, any other party or its affiliates or agents for any damages, including (without limitation) lost profits or injury to business reputation, resulting from the continuation, abandonment or termination of MOU or negotiations related to the subject matter of this MOU. Each Party developing information or technology or acquiring personnel or capital assets in expectation of execution of a License Agreement does so at its own risk and shall not claim against any other party for any such reliance damages.

12.           Term

This MOU will be effective as of the Effective Date and will continue until the earlier of December 31, 2006, or until superseded upon full execution of a License Agreement. The provisions of the Binding Commitments (i.e., paragraphs 9 through 15) will survive any expiration or termination of this MOU.

13.           Relationship of the Parties

This MOU is not intended to create a relationship such as a partnership, franchise, joint venture, agency, or employment relationship. Neither party may represent to any third party or act in a manner that implies a relationship other than that of independent contractor. Neither party may enter into a binding agreement on behalf of another party.

14.           Choice of Law

Any action related to the Binding Commitments set forth in this MOU or interpretation of this MOU will be governed by the laws of the state of Texas, without reference to that state’s conflict-of-laws principles.

15.           Entire Agreement

This MOU, to the extent binding, upon the parties, is the parties’ entire agreement relating to this subject matter. No modification of this MOU will be binding, unless in writing and signed by an authorized representative of each party.

TI / Wintegra Confidential

In witness whereof, the Parties have each caused this MOU to be executed by their duly authorized representative as of the date below each of their signatures.

Texas Instruments Incorporated	Wintegra, Inc.

By: /s/	By: /s/
Print Name: Greg Delagi	Print Name: Kobi Ben-Zvi
Title: VP, DSP Systems	Title: CEO
Date: June 6, 2005	Date: June 1, 2005

Wintegra, Inc.

By: /s/
Print Name: Kobi Ben-Zvi
Title: CEO
Date: June 1, 2005

TI / Wintegra Confidential

Exhibit 1

WinPath Production Software Packages
(DPS/WDDI) 1 of 3

Protocol	Function	[†]	[†]	[†]	[†]	[†]	[†]	[†]
ATM
[†]	[†]	x	x	x	x	x	x	x
	[†]	x	x	x	x		x	x
[†]	[†]	x	x	x	x	x
[†]
[†]	[†]					x	x	x
	[†]					x	x	x
	[†]						x	x
	[†]						x	x
[†]	[†]	x	x	x	x	x	x	x
[†]	[†]	x	x	x	x	x	x	x
[†]	[†]	x	x	x	x		x
	[†]	x	x	x	x		x
[†]
[†]	[†]	x	x	x	x	x	x	x
	[†]	x	x	x	x		x	x
	[†]						x	x
[†]	[†]	x	x	x	x		x	x

Notes:	(1) Requires M6 silicon
(2) Will not be available in release 2.3

www.wintegra.com	4Q 2004 Page 2	Wintegra Confidential Proprietary

WinPath Production Software Packages
(DPS/WDDI) 2 of 3

Protocol	Function	[†]	[†]	[†]	[†]	[†]	[†]	[†]
Packet
[†]	[†]	x	x	x	x	x	x	x
[†]	[†]		x	x	x
[†]
	[†]		x	x	x
[†]	[†]
	[†]			x
[†]	[†]		x		x
	[†]	x	x	x	x	x	x	x
	[†]		x	x	x
[†]	[†]	x	x					x
	[†]		x
[†]
[†]
[†]	[†]
	[†]				x
[†]	[†]
[†]
	[†]						x	x

Notes:	(1) Requires M6 silicon
(2) Will not be available in release 2.3

www.wintegra.com	4Q 2004 Page 3	Wintegra Confidential Proprietary
__________________________

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

TI / Wintegra Confidential

WinPath Production Software Packages
(DPS/WDDI) 3 of 3

Protocol	Function	[†]	[†]	[†]	[†]	[†]	[†]	[†]
Interworking
[†]	[†]	x		x	x	x	x	x
[†]	[†]	x		x	x	x	x	x
	[†]	x			x	x	x	x
	[†]	x
[†]	[†]	x	x					x
	[†]	x	x					x
	[†]	x	x
[†]	[†]	x	x	x	x	x	x	x
[†]	[†]	x	x	x	x		x	x
	[†]	x				x	x	x
	[†]	x					x	x
	[†]	x	x				x	x

Notes:	(1) Requires M6 silicon
(2) Will not be available in release 2.3

www.wintegra.com	4Q 2004 Page 4	Wintegra Confidential Proprietary

__________________________

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.